UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2026

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West
Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On January 30, 2026, Mark Adams notified the board of directors (the “Board”) of Penguin Solutions, Inc. (together with its subsidiaries, the “Company”) of his retirement and resigned from his position as President and Chief Executive Officer of the Company and resigned as a member of the Board, effective February 1, 2026. In addition, Mr. Adams will no longer stand for election as a member of the Board at the Company’s upcoming Annual Meeting of Stockholders scheduled to be held on February 6, 2026. Mr. Adams’ resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Adams’ decision to retire, the Company entered into a transition agreement with him.

On January 30, 2026, the Board appointed Kash Shaikh to succeed Mr. Adams as the Company’s President and Chief Executive Officer, effective February 2, 2026. Upon the recommendation of its Nominating and Corporate Governance Committee, the Board also appointed Mr. Shaikh to serve as a Class III director of the Board, effective February 2, 2026. Mr. Shaikh will also serve as the Company’s principal executive officer. In connection with his appointment, Mr. Shaikh is expected to enter into the Company’s standard form of indemnification and advancement agreement with the Company.

Before joining the Company, Mr. Shaikh, age 56, served as President and Chief Executive Officer and a member of the Board of Directors of Securonix, Inc., a cybersecurity SaaS company offering Security Information and Event Management (SIEM) solutions powered by agentic AI, from July 2024 to February 2026. Prior to Securonix, Mr. Shaikh served as President and Chief Executive Officer and a member of the Board of Directors of Virtana Corporation, a hybrid cloud optimization and AI infrastructure observability software company, from November 2020 to February 2024. Earlier in his career, Mr. Shaikh served as Global Vice President and General Manager of the Enterprise Infrastructure Solutions business at Dell Technologies, Inc. Mr. Shaikh has also held executive and leadership positions at infrastructure companies including Hewlett Packard Enterprise Company, Cisco Systems, Inc., Ruckus Wireless, Inc., and Nortel Networks Corporation. Mr. Shaikh holds a Bachelor of Engineering from the NED University of Engineering and Technology, a Master of Science in Electrical Engineering from Wichita State University, and a Master of Business Administration from Boise State University.

There is no arrangement or understanding pursuant to which Mr. Shaikh was appointed to the Board. There are no family relationships between Mr. Shaikh and any director or executive officer of the Company as defined in Item 401(d) of Regulation S-K, and Mr. Shaikh has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mark Adams Transition Agreement

In connection with Mr. Adams’ decision to retire, the Company entered into a transition agreement with him, dated as of January 30, 2026 (the “Transition Agreement”). The Transition Agreement provides that, following the end of Mr. Adams’ employment, he will provide transition consulting services to the Company for nine months, unless the consulting period terminates earlier in accordance with the Transition Agreement. During the consulting period, Mr. Adams will receive consulting fees in the amount of $24,722 per month, and Mr. Adams’ outstanding time-based equity awards will continue to vest in accordance with their terms and his outstanding stock options will remain outstanding and exercisable in accordance with their terms. The consulting fees and continued equity vesting benefits during the consulting period are subject to Mr. Adams’ delivery of a general release of claims against the Company.

The foregoing description of the Transition Agreement is qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2026.

Kash Shaikh Offer Letter and Equity Awards

In connection with Mr. Shaikh’s appointment as the Company’s President and Chief Executive Officer, the Company has entered into an employment offer letter with Mr. Shaikh, dated as of January 30, 2026 (the “Offer Letter”) that sets forth his employment terms. The Offer Letter provides that Mr. Shaikh will receive an annual base salary of $890,000 and be eligible for an annual performance bonus targeted at 125% of his base salary. The payment of any earned annual bonus will be subject to Mr. Shaikh’s continued employment through the bonus payment date and will be pro-rated for the Company’s 2026 fiscal year. Mr. Shaikh will also receive a $2,000,000 sign-on bonus, which is subject to prorated repayment if, prior to the first anniversary of his start date, the Company terminates Mr. Shaikh’s employment for “cause” or he resigns without “good reason” (each as defined in the Offer Letter).

The Offer Letter provides for the grant of equity awards to Mr. Shaikh under the Company’s 2021 Inducement Plan, consisting of (i) 238,188 initial time-based restricted stock units (“RSUs”), (ii) 137,898 supplemental time-based RSUs, (iii) 137,898 performance-based RSUs (“PSUs”) subject to relative total stockholder return (“TSR”) performance goals, and (iv) 238,188 PSUs subject to stock price appreciation performance goals.

The initial and supplemental time-based RSU awards will each vest as to 25% of the RSUs on April 20, 2027, with the remainder vesting in 12 equal quarterly installments thereafter, subject to Mr. Shaikh’s continued service through the applicable vesting date.

The TSR PSU award will vest subject to the achievement of Company TSR goals relative to the Russell 2000 Index over a three-year performance period beginning on the grant date, as established by the Board or its Compensation Committee, and Mr. Shaikh’s continued service through the achievement certification date.

The stock price appreciation PSU award has a four-year performance period beginning on the grant date and will vest upon certification by the Board’s Compensation Committee that the 30-trading-day average closing price of the Company’s common stock (or, in a change in control of the Company, the per-share transaction value) has equaled or exceeded share appreciation targets of 25%, 50%, 75%, and 100% above the 30-trading-day trailing average closing price of the Company’s common stock preceding the grant date, with cumulative vesting at each level of 50%, 100%, 150%, and 200% of the number of PSUs, respectively. No stock price appreciation PSUs will vest before the first regularly scheduled Compensation Committee meeting on or after the second anniversary of the grant date, and vesting is subject to Mr. Shaikh’s continued service through the applicable achievement certification date.

Pursuant to the Offer Letter, if the Company terminates Mr. Shaikh’s employment without “cause” or Mr. Shaikh resigns for “good reason” (each as defined in the Offer Letter), then, subject to Mr. Shaikh’s execution of a release of claims against the Company, he would receive (i) an amount equal to 100% of his annual base salary in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination based on actual performance through the termination date, and (iii) payment or reimbursement for up to 12 months of healthcare continuation coverage. If his termination without cause or resignation for good reason occurs within two months before or 12 months after a change in control, then, subject to Mr. Shaikh’s execution of a release of claims against the Company, Mr. Shaikh would, in lieu of the previously-described payments and benefits, receive (i) an amount equal to 200% of his annual base salary plus 100% of his annual bonus for the most recently completed fiscal year, paid in substantially equal installments during the following 12 months, (ii) a pro-rated portion of his annual bonus for the year of termination based on actual performance through the termination date, (iii) payment or reimbursement for up to 24 months of healthcare continuation coverage, and (iv) unless otherwise provided in an applicable award agreement, 100% vesting of all outstanding equity awards.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2026.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the CEO transition is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#*	Form of Indemnification and Advancement Agreement for Directors and Officers

99.1**	Press release titled “Penguin Solutions Announces CEO Transition” dated February 2, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Incorporated by reference to Exhibit 10.1 to the Form 8-K12B filed June 30, 2025.
**	Furnished herewith.
#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2026	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer